UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

NEONODE INC.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 0-8419

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Linnegatan 89, SE-115 23 Stockholm, Sweden &
2700 Augustine Dr, Suite 100, Santa Clara, CA 95054 USA
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:
+46 8 667 17 17 — Sweden
 1 925 768 0620 — USA

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Signatures

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 29, 2012, the Company filed a Certificate of Correction with the Secretary of State of Delaware effectively reducing the amount of its authorized shares from 848,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock to 70,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

This correction reflects the new capital structure of the Company following its 1-for-25 reverse split that became effective at the close of business on March 25, 2011.  The reduction of the amount of authorized shares resulted in a savings of approximately $143,000 in Delaware franchise taxes.

The reduction in authorized shares has no impact on the shares of Common Stock or Preferred Stock that are issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

	By:	/s/ David W. Brunton
	Name:	David W. Brunton
	Title:	Chief Financial Officer

Date: March 2, 2012